EXHIBIT 99.1

Ramco-Gershenson Properties Trust Reports Financial and Operating Results for the Third Quarter of 2013; Raises FFO Guidance

FARMINGTON HILLS, Mich., Oct. 22, 2013 (GLOBE NEWSWIRE) -- Ramco-Gershenson Properties Trust (NYSE:RPT) today announced its financial and operating results for the three and nine months ended September 30, 2013.

Third Quarter Highlights:

Ramco-Gershenson's third quarter 2013 highlights reflect a continued focus on maximizing operating performance while capitalizing on value-added investment opportunities and promoting a strong balance sheet.

Financial Results and Operating Performance

  Reported Funds from Operations ("FFO") of $0.29 per diluted share, a 12% increase over the same period last year.
  Raised its 2013 FFO per share guidance to $1.15 to $1.17 from $1.10 to $1.16.
  Increased same-center net operating income ("NOI") by 3.1%, compared to the same period in 2012.
  Signed 95 leases encompassing 524,880 square feet, achieving same-space rental growth of 6.3%.
  Increased core portfolio leased occupancy to 95.6%, compared to 95.1% at June 30, 2013, and 94.4% at September 30, 2012.

Investment Activity

Acquisitions and Dispositions:

  Acquired Deer Grove Centre in metropolitan Chicago.
  Sold Edgewood Towne Center in Lansing, Michigan.

Development and Redevelopment:

  Commenced construction of its Lakeland Park Center development in Lakeland, Florida.
  Began redevelopment of Merchants' Square in Carmel, Indiana to include a 37,000 square foot Flix Brewhouse.

Balance Sheet

  Improved net debt to EBITDA to 6.2x, compared to 6.7x for the same period in 2012.
  Increased interest coverage to 3.6x and fixed charge coverage to 2.6x, compared to 3.1x and 2.2x, respectively, in the comparable period.

"The strong financial results we are reporting for the first nine months of 2013 underscore our healthy same-center NOI growth and the positive impact from our accretive acquisitions completed this year," said Dennis Gershenson, President and Chief Executive Officer. "These results reflect a continued focus on owning a high-quality, multi-anchored shopping center portfolio and contributed to the recent increases in both our common share dividend and our 2013 FFO guidance."

Financial Results

FFO for the three months ended September 30, 2013, was $20.8 million or $0.29 per diluted share, compared to FFO of $14.9 million, or $0.26 per diluted share for the same period in 2012. FFO for the nine months ended September 30, 2013, was $59.2 million or $0.89 per diluted share, compared to FFO of $35.5 million, or $0.78 per diluted share for the same period in 2012.

Net income available to common shareholders for the three months ended September 30, 2013, was $3.7 million or $0.06 per diluted share, compared to net income of $1.4 million, or $0.03 per diluted share for the same period in 2012. Net income available to common shareholders for the nine months ended September 30, 2013, was $10.7 million or $0.18 per diluted share, compared to net income of $0.2 million, or $0.00 per diluted share for the same period in 2012.

Operating Portfolio

As of September 30, 2013, the Company's portfolio consisted of 79 retail shopping centers and one office building totaling 15.3 million square feet, of which 66 were wholly-owned properties and 14 were joint venture assets.

During the quarter, the Company continued to sign leases with national retailers, promoting a diversified tenant mix, and growing its credit-quality rental stream. All of these activities contributed to strong operating fundamentals.

Operating Metric	September 30, 2013	June 30, 2013	September 30, 2012
Occupancy:
Core Portfolio Leased Occupancy	95.6%	95.1%	94.4%
Core Portfolio Economic Occupancy	94.7%	94.5%	93.7%
Small Shop Leased Occupancy	88.1%	87.3%	87.1%
Leasing Activity:
Total Lease Transactions	95	103	67
Total Square Feet	524,880	475,836	311,711
Comparable Rent Growth	6.3%	9.1%	5.4%

At quarter end, net operating income for the Company's wholly-owned, same-center portfolio increased by 3.1%, compared to the same period in 2012. Occupancy for the wholly-owned, same center portfolio increased to 95.8%, compared to 93.9% for the same period in 2012.

Investment Activity

Acquisitions/Dispositions:

During the third quarter, the Company acquired Deer Grove Centre in Palatine, Illinois, a densely-populated, affluent submarket of Chicago, for $20 million in cash. The 236,000 square foot multi-anchored shopping center is tenanted by TJ Maxx/Home Goods, Petco, Dress Barn, Staples, a Dominick's supermarket, and is shadow anchored by a 120,000 square foot Target. The shopping center is part of a strong trade area with an average five-mile household income of $102,000 and a population of 250,000.

In September, the Company sold Edgewood Towne Center, an 86,000 square foot shopping center anchored by OfficeMax in Lansing, Michigan, for $5.5 million. The Company also sold a residual one acre undeveloped land parcel in Jacksonville, Florida for $0.5 million.

Development/Expansion/Redevelopment:

During the third quarter, the Company commenced development of the first phase of Lakeland Park Center adjacent to its Shoppes of Lakeland shopping center in Lakeland, Florida. Phase I of the project, which is 96% pre-leased, consists of approximately 210,000 square feet of retail space and includes an impressive line-up of retailers including Dick's Sporting Goods, Ross Dress for Less, PetSmart, Old Navy, ULTA Beauty, Shoe Carnival, Floor and Décor, Dress Barn, Lane Bryant, and America's Best. Construction costs for Phase I of the project are estimated to be approximately $33.6 million and are expected to produce a stabilized return of between 9-10%.

Also during the quarter, the Company commenced the redevelopment of its 278,000 square foot Merchants' Square shopping center in Carmel (Indianapolis), Indiana with the signing of a lease for a 37,000 square foot Flix Brewhouse. The project is expected to cost $6.4 million.

As previously announced, the Company is actively redeveloping three additional shopping centers with an estimated cost of $26.7 million. Further, the Company has a shadow pipeline of 6-8 future redevelopment, retenanting, and/or expansion projects that it plans to commence over the next 12-18 months. These projects are estimated to cost between $70-$90 million and produce a stabilized return on cost of between 10%-12%.

Financing Activities and Balance Sheet

Financing Activities:

During the third quarter, the Company sold 1.1 million common shares through its at-the-market equity program, generating $17.1 million in proceeds.

In August, the Company completed the refinancing of The Plaza at Delray, a joint venture property in Delray Beach, Florida. The new 10-year mortgage loan has a fixed interest rate of 4.43%.

Balance Sheet:

For the quarter, the Company continued to post solid debt metrics highlighted by net debt to total market capitalization of 39.2%, compared to 42.6% for the same period in 2012. Its net debt to annualized EBITDA, improved to 6.2x, compared to 6.7x for the same period in 2012.

At September 30, 2013, the Company's total market capitalization equaled $1.8 billion, comprised of 64.3 million shares of common stock (or equivalents) valued at $990.6 million, 2.0 million shares of convertible perpetual preferred stock valued at $117.7 million and $713.8 million of consolidated debt and capital lease obligations, net of cash.

At September 30, 2013, the Company had $221.8 million available under its line of credit and $4.8 million of cash (and equivalents) on hand. The Company's weighted average term of debt (including its pro-rata share of joint venture debt) was approximately 5.7 years.

Dividend

In August, the Company raised its quarterly cash dividend to $0.1875 per common share, resulting in an indicated annual rate of $0.75 per share, an increase of approximately $0.08 per share over the prior annual rate. The Board also approved a third quarter Series D convertible perpetual preferred share dividend of $0.90625 per share for the same period. The dividends, for the period July 1, 2013 through September 30, 2013, were paid on October 1, 2013 to shareholders of record on September 20, 2013. The Company's FFO payout ratio for the quarter was 64.7%.

2013 Guidance

The Company has raised its 2013 FFO guidance to $1.15 to $1.17 per diluted share from its previous guidance of $1.10 to $1.16 per diluted share.  The Company is also estimating that its same-center NOI growth will be approximately 3% for the year, compared to its previous estimate of between 2% and 3%. Ramco-Gershenson's revised 2013 FFO and same-center NOI guidance reflects the Company's continued positive outlook with respect to its business plan.

Conference Call/Webcast

Ramco-Gershenson Properties Trust will host a live broadcast of its third quarter 2013 conference call on Wednesday, October 23, 2013, at 9:00 a.m. eastern time, to discuss its financial and operating results. The live broadcast will be available online at www.rgpt.com and www.investorcalendar.com and also by telephone at (877) 407-9205, no pass code needed. A replay will be available shortly after the call on the aforementioned websites (for ninety days) or by telephone at (877) 660-6853, (Conference ID #100346), for one week.

Supplemental Materials

The Company's supplemental financial package is available on the corporate web site at www.rgpt.com.  If you wish to receive a copy via email, please send requests to dhendershot@rgpt.com.

About Ramco-Gershenson Properties Trust

Ramco-Gershenson Properties Trust (NYSE:RPT) is a fully integrated, self-administered, publicly-traded real estate investment trust (REIT) based in Farmington Hills, Michigan.  The Company's business is the ownership and management of multi-anchor shopping centers in strategic metropolitan markets throughout the Eastern, Midwestern and Central United States.  At September 30, 2013, the Company owned and managed a portfolio of 79 shopping centers and one office building with approximately 15.3 million square feet of gross leasable area owned by the Company or its joint ventures. The properties are located in Michigan, Florida, Ohio, Georgia, Missouri, Colorado, Wisconsin, Illinois, Indiana, New Jersey, Virginia, Maryland, and Tennessee. At September 30, 2013, the Company's core operating portfolio was 95.6% leased. For additional information regarding Ramco-Gershenson Properties Trust visit the Company's website at www.rgpt.com.

This press release may contain forward-looking statements that represent the Company's expectations and projections for the future. Management of Ramco-Gershenson believes the expectations reflected in any forward-looking statements made in this press release are based on reasonable assumptions. Certain factors could occur that might cause actual results to vary, including deterioration in national economic conditions, weakening of real estate markets, decreases in the availability of credit, increases in interest rates, adverse changes in the retail industry, our continuing ability to qualify as a REIT and other factors discussed in the Company's reports filed with the Securities and Exchange Commission.

Ramco-Gershenson Properties Trust: Dawn Hendershot, 248-592-6202 Director of Investor Relations and Corporate Communications.

RAMCO-GERSHENSON PROPERTIES TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	September 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Income producing properties, at cost:
Land	$ 273,579	$ 166,500
Buildings and improvements	1,256,019	952,671
Less accumulated depreciation and amortization	(244,906)	(237,462)
Income producing properties, net	1,284,692	881,709
Construction in progress and land held for development or sale	97,024	98,541
Net real estate	1,381,716	980,250
Equity investments in unconsolidated joint ventures	31,819	95,987
Cash and cash equivalents	4,782	4,233
Restricted cash	8,420	3,892
Accounts receivable (net of allowance for doubtful accounts of $2,289 and $2,589 as of September 30, 2013 and December 31, 2012, respectively)	9,188	7,976
Other assets, net	111,075	72,953
TOTAL ASSETS	$ 1,547,000	$ 1,165,291

LIABILITIES AND SHAREHOLDERS' EQUITY
Notes payable:
Senior unsecured notes payable	$ 340,000	$ 180,000
Mortgages payable	338,038	293,156
Unsecured revolving credit facility	10,000	40,000
Junior subordinated notes	28,125	28,125
Total notes payable	716,163	541,281
Capital lease obligation	5,772	6,023
Accounts payable and accrued expenses	32,730	21,589
Other liabilities	41,771	26,187
Distributions payable	13,795	10,379
TOTAL LIABILITIES	810,231	605,459

Commitments and Contingencies

Ramco-Gershenson Properties Trust ("RPT") Shareholders' Equity:
Preferred shares, $0.01 par, 2,000 shares authorized: 7.25% Series D Cumulative Convertible Perpetual Preferred Shares, (stated at liquidation preference $50 per share), 2,000 shares issued and outstanding as of September 30, 2013 and December 31, 2012	$ 100,000	$ 100,000
Common shares of beneficial interest, $0.01 par, 120,000 shares authorized, 61,560 and 48,489 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	616	485
Additional paid-in capital	879,377	683,609
Accumulated distributions in excess of net income	(270,302)	(249,070)
Accumulated other comprehensive loss	(1,334)	(5,241)
TOTAL SHAREHOLDERS' EQUITY ATTRIBUTABLE TO RPT	708,357	529,783
Noncontrolling interest	28,412	30,049
TOTAL SHAREHOLDERS' EQUITY	736,769	559,832

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 1,547,000	$ 1,165,291

RAMCO-GERSHENSON PROPERTIES TRUST
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
REVENUE
Minimum rent	$ 33,238	$ 22,766	$ 89,868	$ 65,106
Percentage rent	85	170	200	369
Recovery income from tenants	10,203	7,644	28,333	22,707
Other property income	1,567	493	2,596	1,659
Management and other fee income	566	1,021	1,842	2,935
TOTAL REVENUE	45,659	32,094	122,839	92,776

EXPENSES
Real estate taxes	6,374	4,006	16,754	12,583
Recoverable operating expense	4,846	3,885	13,752	11,055
Other non-recoverable operating expense	660	671	2,150	1,940
Depreciation and amortization	15,165	10,481	40,649	28,599
General and administrative expense	5,363	4,990	16,497	14,746
TOTAL EXPENSES	32,408	24,033	89,802	68,923

OPERATING INCOME	13,251	8,061	33,037	23,853

OTHER INCOME AND EXPENSES
Other (expense) income, net	(400)	54	(716)	172
(Loss) gain on sale of real estate	(13)	—	3,901	69
Earnings (loss) from unconsolidated joint ventures	387	1,008	(5,027)	2,084
Interest expense	(7,915)	(6,430)	(21,284)	(19,509)
Amortization of deferred financing fees	(382)	(354)	(1,069)	(1,107)
Provision for impairment on equity investments in unconsolidated joint ventures	—	(294)	—	(294)
Deferred gain recognized upon acquisition of real estate	—	845	5,282	845
INCOME FROM CONTINUING OPERATIONS BEFORE TAX	4,928	2,890	14,124	6,113
Income tax benefit (provision)	29	19	(1)	17
INCOME FROM CONTINUING OPERATIONS	4,957	2,909	14,123	6,130

DISCONTINUED OPERATIONS
Gain on sale of real estate	657	—	2,194	336
Gain on extinguishment of debt	—	—	—	307
Provision for impairment	—	—	—	(2,536)
Income from discontinued operations	101	412	454	1,196
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	758	412	2,648	(697)

NET INCOME	5,715	3,321	16,771	5,433
Net (income) loss attributable to noncontrolling partner interest	(201)	(158)	(634)	191
NET INCOME ATTRIBUTABLE TO RPT	5,514	3,163	16,137	5,624
Preferred share dividends	(1,813)	(1,813)	(5,438)	(5,438)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$ 3,701	$ 1,350	$ 10,699	$ 186

EARNINGS (LOSS) PER COMMON SHARE, BASIC
Continuing operations	$ 0.05	$ 0.02	$ 0.14	$ 0.02
Discontinued operations	0.01	0.01	0.04	(0.02)
	$ 0.06	$ 0.03	$ 0.18	$ —
EARNINGS (LOSS) PER COMMON SHARE, DILUTED
Continuing operations	$ 0.05	$ 0.02	$ 0.14	$ 0.02
Discontinued operations	0.01	0.01	0.04	(0.02)
	$ 0.06	$ 0.03	$ 0.18	$ —
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	61,102	46,911	57,626	42,834
Diluted	61,572	47,197	58,097	43,115

RAMCO-GERSHENSON PROPERTIES TRUST
FUNDS FROM OPERATIONS
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(In thousands, except per share data)
Net income available to common shareholders	$ 3,701	$ 1,350	$ 10,699	$ 186
Adjustments:
Rental property depreciation and amortization expense	15,088	10,479	40,514	28,881
Pro-rata share of real estate depreciation from unconsolidated joint ventures	690	1,614	2,967	4,984
Gain on sale of depreciable real estate	(657)	—	(2,194)	(336)
Loss on sale of joint venture depreciable real estate (1)	—	57	6,454	75
Provision for impairment on income-producing properties	—	—	—	1,976
Provision for impairment on joint venture income-producing properties (1)	—	—	—	50
Provision for impairment on equity investments in unconsolidated joint ventures	—	294	—	294
Deferred gain recognized upon acquisition of real estate	—	(845)	(5,282)	(845)
Noncontrolling interest in Operating Partnership (2)	201	157	634	274
Subtotal	$ 19,023	$ 13,106	$ 53,792	$ 35,539

Add preferred share dividends (assumes if converted) (3)	1,813	1,813	5,438	—

FUNDS FROM OPERATIONS	$ 20,836	$ 14,919	$ 59,230	$ 35,539

Weighted average common shares	61,102	46,911	57,626	42,834
Shares issuable upon conversion of Operating Partnership Units (2)	2,253	2,437	2,259	2,556
Dilutive effect of securities	470	286	471	281
Shares issuable upon conversion of preferred shares (3)	6,940	6,940	6,940	—
WEIGHTED AVERAGE EQUIVALENT SHARES OUTSTANDING, DILUTED	70,765	56,574	67,296	45,671

FUNDS FROM OPERATIONS, PER DILUTED SHARE (4)	$ 0.29	$ 0.26	$ 0.89	$ 0.78

Dividend per common share	$0.18750	$0.16325	$0.52400	$0.48975
Payout ratio - FFO	64.7%	62.8%	58.9%	62.8%

(1) Amount included in earnings (loss) from unconsolidated joint ventures.
(2) The total non-controlling interest reflects OP units convertible 1:1 into common shares or the cash value thereof.
(3) Series D convertible preferred shares were dilutive for the three months ended September 30, 2013 and 2012. For the nine months ended September 30, 2013 and 2012 preferred shares were dilutive and anti-dilutive, respectively.
(4) Per share amounts are based on weighted average diluted shares outstanding during the quarter and, therefore, may not agree with the per share calculated for the nine months ended September 30, 2013.

We consider funds from operations, also known as "FFO," an appropriate supplemental measure of the financial performance of an equity REIT.  Under the NAREIT definition, FFO represents net income available to common shareholders, excluding extraordinary items, as defined under accounting principles generally accepted in the United States of America ("GAAP"), gains (losses) on sales of depreciable property and impairment provisions on depreciable property or equity investments in depreciable property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and adjustments for unconsolidated partnerships and joint ventures. FFO should not be considered an alternative to GAAP net income available to common shareholders or as an alternative to cash flow as a measure of liquidity. We consider FFO a useful measure for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs. However, our computation of FFO may differ from the methodology for calculating FFO utilized by other real estate companies, and therefore, may not be comparable to these other real estate companies.

CONTACT: Ramco-Gershenson Properties Trust:
         Dawn Hendershot
         Director of Investor Relations and Corporate Communications
         248-592-6202